UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025
 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966
 (Registrant’s telephone number, including area code)

Not applicable.
 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will,” “shall,” “plan,” and similar expressions or phrases identify forward-looking statements. All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, anticipated events or circumstances discussed in this Current Report on Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 1.01     Entry into a Material Definitive Agreement

General

On April 10, 2009, our subsidiary Shenzhen Zhaoheng Hydropower Co., Ltd. (“Shenzhen Zhaoheng”) entered into an equity transfer agreement (the “Equity Transfer Agreement”) with our subsidiary Hunan Zhaoheng Hydropower Co., Ltd. (“Hunan Zhaoheng”), pursuant to which Shenzhen Zhaoheng agreed to acquire 100% of the equity interest in Jingrong Industrial Development Co., Ltd. (“Jingrong”) from Hunan Zhaoheng.

Equity Transfer Agreement

The following is a summary of the material terms of the Equity Transfer Agreement.

This Equity Transfer Agreement was entered into by and between Hunan Zhaoheng and Shenzhen Zhaoheng.

Pursuant to the Equity Transfer Agreement, Shenzhen Zhaoheng has agreed to pay a total consideration of RMB17,410,458.7 to Hunan Zhaoheng in exchange for a 100% equity interest in Jingrong.  Shenzhen Zhaoheng has agreed to pay 20% of the total amount of consideration as a deposit within three working days from the date of the Equity Transfer Agreement, which will be offset against the total amount after both parties fulfil their obligations under the Equity Transfer Agreement. Shenzhen Zhaoheng has further agreed to pay the balance of the total amount within fifteen working days from the date the registration of the equity transfer with the Administration for Industry and Commerce is completed to the bank account of designated by Hunan Zhaoheng.  In the event that Shenzhen Zhaoheng fails to pay Hunan Zhaoheng the consideration for the equity transfer, Shenzhen Zhaoheng shall pay Hunan Zhaoheng liquidated damages at a rate of 0.5% of the overdue payment per day. If the payment is overdue for more than 30 days, Hunan Zhaoheng has the right to terminate this Equity Transfer Agreement.

Upon receipt of the deposit from Shenzhen Zhaoheng, Hunan Zhaoheng will amend the shareholder register and articles of association and register the equity transfer with the Administration for Industry and Commerce.  After the amendment of the shareholder register, Hunan Zhaoheng will no longer enjoy any shareholder right in Jingrong backdated to January 1, 2009, and Shenzhen Zhaoheng will be the legitimate owner and enjoy the rights and bear all obligations attached to the equity transferred.

About Jingrong Industrial Development Co., Ltd.

Jingrong owns Guizhou Yongfu Hydropower Station which is located in Rongjiang County of Guizhou Province in China.  Specifications for Guizhou Yongfu Hydropower Station consist of three units, installed capacity of 7,500KW and a designed annual output capacity of 40.95 million kWh.  The current electricity tariff for Yongfu Hydropower Station is RMB0.2374 per kWh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHAOHENG HYDROPOWER COMPANY (Registrant)

Date: April 14, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer